UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
 (Amendment No. ___ )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Value Line Core Bond Fund
Value Line U.S. Government Securities Fund, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACTION REQUIRED

Value Line U.S. Government Securities Fund, Inc.
 Proxy Reminder
Special Meeting of Shareholders

Dear Shareholder:

According to our latest records, we have not received your proxy vote for the Value Line U.S. Government Securities Fund Special Meeting of Shareholders to be held on March 21, 2013.

Your vote is important, no matter how many shares you own. The Special Meeting of Shareholders cannot be held unless we receive votes for a majority of the shares owned by shareholders like you.

Your vote is extremely important!  Your immediate response will help avoid potential delays and additional expenses associated with soliciting shareholder votes.

Voting is quick and easy!

•	CALL US: You may vote with a live agent by calling toll-free at 1-855-520-7715 during regular business hours:
o	Monday through Friday: 8 a.m. to 6 p.m. Eastern Time
o	Saturday: 10 a.m. to 6 p.m. Eastern Time

•	INTERNET: You may vote via the internet by following the instructions printed on your proxy card.

•	USING YOUR TOUCH TONE PHONE: You may vote via our automated system by dialing the toll-free number printed on your proxy card.

•	BY MAIL: Vote and sign your proxy card and enclose it in the postage paid envelope provided in this package. Please allow sufficient time for receipt by March 21, 2013.

Thank you for investing in Value Line Funds.

Sincerely,

Value Line Funds